                                                                    Exhibit 99.4

                              VERDANT BRANDS, INC.
                             9555 JAMES AVENUE SOUTH
                                    SUITE 200
                              BLOOMINGTON, MN 55431

               SPECIAL MEETING OF SHAREHOLDERS--DECEMBER 17, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Verdant Brands, Inc. ("Verdant") acknowledges receipt of the Joint Proxy Statement-Prospectus of Verdant and the undersigned revokes all prior proxies and appoints Stanley Goldberg and Mark Eisenschenk, and each of them individually, proxies for the undersigned to vote all shares of Common Stock of Verdant that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at 11:00 a.m. local time, on December 17, 1998, at the offices of Verdant at 9555 James Avenue South, Suite 200, Bloomington, Minnesota 55431, and any adjournments, postponements or reschedulings thereof, on those matters referred to in the Joint Proxy Statement-Prospectus.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) AND (2) PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND 2.

         1. THE MERGER. To approve and adopt the Agreement and Plan of Merger dated as of September 8, 1998 among Verdant, Consep Acquisition, Inc. and Consep, Inc. as described in the accompanying Joint Proxy Statement-Prospectus.

              / / FOR        / / AGAINST          / / ABSTAIN

               PLEASE SIGN AND DATE THIS PROXY CARE ON THE REVERSE
              SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                                                     (CONTINUED ON REVERSE SIDE)

         2. APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION. To approve an amendment to the Restated Articles of Incorporation to increase authorized common stock from 25,000,000 to 50,000,000 shares.

              / / FOR        / / AGAINST          / / ABSTAIN




Dated:________________, 1998        ____________________________________________
                                    SIGNATURE OF SHAREHOLDER
                                    (Title, if any)


                                    ____________________________________________
                                    SIGNATURE OF SHAREHOLDER
                                    (if held jointly)

                                    Please sign exactly as your name or names appear hereon. If shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                [Reverse of Card]

                                      - 2 -